Exhibit 5.1

February 1, 2001

                                                  2500 Sand Hill Road, Suite 100
                                                         Menlo Park CA 94025-706
                                                             Main (650) 234-4200
                                                              Fax (650) 234-4299




Secure Computing Corporation
One Alameda Blvd., Suite 400
San Jose, CA  95113
                                                                      26731-0001


Dear Ladies and Gentlemen:

         We have acted as counsel to Secure Computing Corporation, a Delaware corporation (the "COMPANY"), in connection with the Registration Statement on Form S-3 (the "REGISTRATION STATEMENT") filed with the Securities and Exchange Commission (the "COMMISSION") for the purpose of registering under the Securities Act of 1933, as amended, 1,730,227 shares of its Common Stock, par value $.01 (the "SHARES").

         We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

         In rendering our opinion, we have examined the following records, documents and instruments:

         (a) The Amended and Restated Certificate of Incorporation of the Company, certified by the Delaware Secretary of State as of December 20, 2000, and certified to us by an officer of the Company as being complete and in full force as of the date of this opinion;

         (b) The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

         (c) A Certificate of an officer of the Company (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors, including any committee thereof, and stockholders of the Company relating to the Shares, and the Registration Statement, and
                  (ii) certifying as to certain factual matters;

         (d)      The Registration Statement; and

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         (e)      A letter from Wells Fargo Shareowner Services, the Company's transfer agent, dated January 31, 2001, as to the number of shares of the Company's Common Stock that were outstanding on January 30, 2001.

         This opinion is limited to the federal law of the United States of America and the General Corporation Law of the State of Delaware, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and sold, (ii) the full consideration stated in the Warrant dated October 5, 1999 was paid for the Shares issued pursuant to the Warrant, and the consideration in respect of such Shares included payment of cash or other lawful consideration at least equal to the par value thereof,
(iii) the full consideration stated in the Put and Call Agreement dated June 30, 2000 was paid for the 10,000 shares of Series F Preferred Stock converted or convertible into Shares, and when such shares of Series F Preferred Stock were purchased, each share was fully paid for, and the consideration in respect of each share included payment of cash or other lawful consideration at least equal to the par value thereof, (iv) appropriate certificates evidencing the Shares have been and will be executed and delivered by the Company, and (v) all applicable securities laws are complied with, it is our opinion that, when issued and sold by the Company, the Shares will be legally issued, and fully paid and nonassessable.

         This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       /s/ Heller Ehrman White & McAuliffe LLP